Exhibit 99.1

Certification by Chief Executive Officer Pursuant to 18 U.S.C. Section 1350,

as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, Paul David Miller, Chief Executive Officer of Alliant Techsystems Inc. (the “Company”), Plan Administrator of the Alliant Techsystems Inc. 401(k) Plan (the “Plan”), certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge, the Annual Report for the Plan on Form 11-K for the fiscal year ended December 31, 2002, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in such report fairly presents, in all material respects, the net assets available for benefits and changes in net assets available for benefits of the Plan.

Date: June 27, 2003	By:	/S/ PAUL DAVID MILLER
Paul David Miller Chief Executive Officer Alliant Techsystems Inc.